                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Subsection 240.14a-11(c) or
      Subsection 240.14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

               WESTWOOD HOMESTEAD FINANCIAL CORPORATION
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)

               WESTWOOD HOMESTEAD FINANCIAL CORPORATION
----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Rules 0-11(c)(1)(iii), 14a-6(i)(1), or
      14a-6(i)(2).  (NO FEE NOW REQUIRED)
[  ]  $500 per each party to the controversy pursuant to Exchange
      Act Rule 14a-6(i)(3).
[  ]  Fee computed on table below per Exchange Act Rules
      14a-6(i)(4) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
_________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
_________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11:
_________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

_________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

               WESTWOOD HOMESTEAD FINANCIAL CORPORATION
                         3002 Harrison Avenue
                     Cincinnati, Ohio 45211-5789
                           (513) 661-5735



                        November 22, 1996





Dear Stockholder:

     We invite you to attend the Special Meeting of Stockholders (the "Special Meeting") of Westwood Homestead Financial Corporation (the "Company"), the holding company for The Westwood Homestead Savings Bank (the "Bank"), to be held at the main office of the Bank, located at 3002 Harrison Avenue, Cincinnati, Ohio, on December 23, 1996 at 3:00 p.m., local time.

     The Special Meeting has been called to consider and vote upon approval of the Company's Amended Directors' Retirement Plan (the "Plan"). Enclosed are a Notice of Special Meeting, a Proxy Statement and a Proxy Card. Certain directors and officers of the Company will be present at the Special Meeting to respond to any questions that our stockholders may have.

     The Board of Directors of the Company has determined that the Plan is in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends a vote "FOR" approval of the Plan.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE SPECIAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the Special Meeting.

     On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support.

                        Sincerely,

                        /s/ Michael P. Brennan

                        Michael P. Brennan
                        President and Chief Executive Officer

                   WESTWOOD HOMESTEAD FINANCIAL CORPORATION
                           3002 Harrison Avenue
                        Cincinnati, Ohio 45211-5789

                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                      To Be Held on December 23, 1996


     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of Westwood Homestead Financial Corporation (the "Company"), the holding company for The Westwood Homestead Savings Bank (the "Bank"), will be held at the main office of the Bank, located at 3002 Harrison Avenue, Cincinnati, Ohio on Monday, December 23, 1996, at 3:00 p.m., local time.

     A Proxy Statement and Proxy Card for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

          1.    The approval of The Westwood Homestead Savings
                Bank Amended Directors' Retirement Plan; and

          2. The transaction of such other matters as may properly come before the Meeting or any adjournments thereof.

    The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposal at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on November 15, 1996, are the stockholders entitled to notice of and to vote at the Meeting and any adjournment thereof.

     You are requested to fill in and sign the enclosed Proxy
Card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                        BY ORDER OF THE BOARD OF DIRECTORS

                        /s/ Mary Ann Jacobs

                        Mary Ann Jacobs
                        Secretary

Cincinnati, Ohio
November 22, 1996

     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                        PROXY STATEMENT
                              OF
           WESTWOOD HOMESTEAD FINANCIAL CORPORATION
                     3002 Harrison Avenue
                  Cincinnati, Ohio 45211-5789

                SPECIAL MEETING OF STOCKHOLDERS
                       December 23, 1996

     This Proxy Statement is furnished to stockholders of Westwood Homestead Financial Corporation (the "Company"), the holding company for The Westwood Homestead Savings Bank (the "Bank"), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Special Meeting of Stockholders (the "Meeting") which will be held at the main office of the Bank, located at 3002 Harrison Avenue, Cincinnati, Ohio on Monday, December 23, 1996, at 3:00 p.m., local time, and at any adjournment thereof. The accompanying Notice of Special Meeting and Proxy Card and this Proxy Statement are being first mailed to stockholders on or about November 22, 1996.

             VOTING AND REVOCABILITY OF PROXIES

     Regardless of the number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), owned, it is important that stockholders be represented by proxy or present in person at the Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE APPROVAL OF THE SPECIFIC PROPOSAL PRESENTED IN THIS PROXY STATEMENT. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker nonvotes, however, will be treated as shares present for purposes of determining whether a quorum is present.

     The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with the determination of a majority of the Board of Directors on such other business, if any, that may properly come before the Meeting or any adjournments thereof.

     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering a duly executed proxy bearing a later date to the Secretary of the Company at the address listed above, or by attending the Meeting and voting in person. The presence of a stockholder at the Meeting will not in itself revoke such stockholder's proxy.

          VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The securities entitled to vote at the Meeting consist of the Common Stock. Stockholders of record as of the close of business on November 15, 1996 (the "Record Date") are entitled to one vote for each share of Common Stock then held. As of the Record Date, there were 2,843,375 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Meeting.

     Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934. As of the Record Date, and based on the reports required of such persons and groups, with the exception of the Company's Employee Stock

Ownership Plan ("ESOP"), there were no persons or groups known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock outstanding at the Record Date.

     The following table sets forth information regarding the shares of Common Stock beneficially owned as of the Record Date by persons who beneficially own more than 5% of the Common Stock, each of the Company's directors, including the Chief Executive Officer of the Company and the Bank, and the Former Chief Executive Officer of the Bank, and by all of the Company's directors and executive officers as a group.

                                      Shares of
                                    Common Stock
                                    Beneficially
Persons Owning                        Owned at           Percent
Greater than 5%:                    Record Date(1)       of Class
---------------                     ---------------      --------

Westwood Homestead Financial
  Corporation                        227,470 (2)           8.00%
Employee Stock Ownership Plan
3002 Harrison Avenue
Cincinnati, Ohio  45211-5789

Directors:

Carl H. Heimerdinger
  Chairman of the Board and
  Former Chief Executive
  Officer of the Bank                 10,000                  (3)
Michael P. Brennan
  Chief Executive Officer             10,620                  (3)
John B. Bennet, Sr.                    2,700                  (3)
Robert H. Bockhorst                    6,410                  (3)
Raymond J. Brinkman                    8,233                  (3)
Roger M. Higley                        8,455                  (3)
Mary Ann Jacobs                        8,626                  (3)
James D. Kemp                          6,500                  (3)

All directors and executive
 officers of the Company
 as a group (10 persons)              68,294                 2.40

____________
(1) Includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; and stock in which the individual either has or shares voting and/or investment power. Each person or relative of such person whose shares are included herein exercises sole (or shared with a spouse or other relative) voting and dispositive power as to the shares reported. Does not include shares with respect to which Directors Bockhorst, Higley, Bennet, Heimerdinger and Jacobs have voting power by virtue of their positions as trustees of the trust holding 227,470 shares of the ESOP.
(2) These shares are currently held in a suspense account for future allocation and distribution among participants as the loan used to purchase the shares is repaid. The ESOP trustees vote all allocated shares in accordance with the instructions of the participating employees. Unallocated shares and allocated shares for which no instructions have been received are voted by the trustees in the same proportion as participants vote allocated stock; provided that, in the absence of any voting directions as to allocated stock, (i) the Company's Board of Directors shall direct the trustees as to the voting of all shares of unallocated stock, and (ii) in the absence of such direction from the Company's Board of Directors, the ESOP trustees shall have sole discretion as to the voting of such shares.
(3)   Represents less than 1%.


                         MANAGEMENT COMPENSATION


DIRECTOR COMPENSATION

     The Company's non-employee directors receive fees of $15,300 per year regardless of the number of board and committee meetings attended. Employee directors do not receive board fees.
Chairman of the Board and Former Chief Executive Officer of the Bank, Carl Heimerdinger, will receive an additional $20,000, $5,000 and $3,750 for the years 1996, 1997, and 1998 pursuant to his agreement with the Bank that expires in 1998. In addition director Brinkman receives an additional $5,000 per year for his position as internal auditor and compliance officer. For information regarding compensation that directors may receive upon retirement from the Board of Directors, see "Proposal I -- Approval of the Westwood Homestead Savings Bank Amended Directors' Retirement Plan.

TRANSACTIONS WITH MANAGEMENT

     Mary Ann Jacobs, a director of the Company and the Bank, is an attorney and partner in the law firm of Ritter & Randolph, Cincinnati, Ohio, which performs real estate closings, title examinations and represents the Bank in general corporate matters and litigation. During the fiscal year ended December 31, 1995, the Bank paid $78,469 to the firm of Ritter & Randolph for legal services rendered to the Bank.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table sets forth the cash and noncash compensation for the last fiscal year awarded to or earned by the Chief Executive Officer of the Company and the former Chief Executive Officer of the Bank. No other executive officer of the Company or the Bank earned salary and bonus in fiscal 1995 exceeding $100,000 for services rendered in all capacities to the Company or the Bank.


                                    Annual Compensation
   Name and               Fiscal    -------------------         All Other
Principal Position         Year     Salary       Bonus        Compensation
------------------        ------    ------       ------       ------------

Michael P. Brennan        1995     $110,000     $20,000        $2,917 (1)
   President and Chief
   Executive Officer

Carl H. Heimerdinger      1995       25,000 (2)      --        15,300 (3)
   Former President and
   Chief Executive Officer

____________
(1) Consists of a contribution made by the Bank for the account of Mr. Brennan pursuant to the Bank's 401(k) Plan.
(2) Mr. Heimerdinger received $25,000 in salary for his service as President of the Bank during the first two months of 1995 and for serving as Chairman of the Board for the remainder of the year.
(3)  Consists of directors' fees

     EMPLOYMENT AGREEMENT. In February 1995, the Bank entered into an employment agreement (the "Employment Agreement") with Mr. Michael P. Brennan, who serves as its Chief Executive Officer and President (the "Executive"). The Employment Agreement was amended in connection with the Bank's conversion from mutual to stock form (the "Conversion") to add the Company as a party jointly and severally liable for the Bank's obligations, and to update its definition of a change in control to take into account the Company's formation. The

Executive is responsible for overseeing all operations of the Bank and for implementing the policies adopted by the Bank's Board of Directors. The Board of Directors believes that the Employment Agreement assures fair treatment of the Executive in relation to his position with the Bank by assuring him of some financial security.

     The Employment Agreement became effective on February 23, 1995 for a term of three years, with an annual base salary of $110,000. Commencing on the second anniversary from the date of commencement of the Employment Agreement and each year thereafter, the term of the Executive's employment will be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board that the performance of the Executive has met the required performance standards and that such Employment Agreement should be extended. The Employment Agreement provides the Executive with a salary review by the Board not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits, vacation and personal leave. The Employment Agreement is terminable by the Bank for "cause" as defined therein, in which event no severance benefits are available. If the Bank terminates the Executive for any reason other than cause, retirement, death, disability, or expiration of the Agreement, the Executive will be entitled to a continuation of his salary from the last day of the month following the date of the event of termination through the
remaining term of the Employment Agreement.   If the Employment
Agreement is terminated due to the Executive's disability, the Executive will be entitled to a continuation of his salary for up to 30 days. If the Executive is disabled for a continuous period exceeding 30 days, the Bank may terminate the Employment Agreement, in which event the Executive shall be entitled to receive secondary disability benefits under any group or individual disability benefit program maintained by the Bank. In the event of the Executive's death during the term of the Employment Agreement, his estate will be entitled to receive his salary through the remaining term of the Employment Agreement.

     The Employment Agreement contains provisions stating that if the Executive terminates employment after a change in control of the Bank or the Company, for any reason other than cause, retirement, disability, death, expiration of the Agreement, or otherwise a change in the present capacity or circumstances in which the Executive is employed, or a reduction in compensation or other benefits provided under this Agreement without the Executive's written consent, the Executive will be paid, in addition to the continuation of the Executive's compensation and benefits through the expiration of the Agreement, an amount equal to 2.99 times the Executive's average annual compensation for the most recent five taxable years before the change in control, provided such payments do not constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended. In the event such payments would constitute an excess parachute payment, they would be reduced accordingly. "Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or the Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors, or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, under the Employment Agreement, a change in Control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute at least a majority of the Board of the Company or the Bank, unless the election of the replacement directors was approved by at least a majority of the initial directors then in office.


  PROPOSAL I -- APPROVAL OF THE WESTWOOD HOMESTEAD SAVINGS BANK
              AMENDED DIRECTORS' RETIREMENT PLAN

     The Bank's Board of Directors adopted the Westwood Homestead Savings Bank Directors' Retirement Plan (as amended, the "Directors' Plan"), effective on January 1, 1995, and subsequently amended the Directors' Plan in connection with the Conversion. The Directors' Plan is attached hereto as Exhibit "A" and should be consulted for additional information. All statements made herein regarding the Directors' Plan, which are only intended to summarize the Directors' Plan, are qualified in their entirety by reference to the Directors' Plan. The effectiveness of the Directors' Plan is contingent on its receipt of stockholder approval at the Meeting.

DESCRIPTION OF THE DIRECTORS' PLAN

     Administration. The Directors' Plan is administered by the Bank's Board of Directors ("Board"), which has discretionary authority to administer, construe, and interpret the Directors' Plan. All decisions, determinations, and interpretations of the Bank's Board of Directors are conclusive and binding on all parties affected thereby.

     Eligible Persons. Participation in the Directors' Plan is limited to directors of the Bank who serve as non-employee directors on or after January 1, 1995. As of September 30, 1996, the Bank had seven directors who would be eligible to receive retirement benefits under the Directors' Plan.

     Retirement Benefits. Under the Directors' Plan, a bookkeeping account in each participant's name is credited, on a quarterly basis, with an amount equal to the sum of (i) the quarterly accrual attributable to the participant, (ii) any appreciation or depreciation on the balance of the participant's account during the calendar quarter, with the investment return measured by the director's choice between the rate of return on certificates of deposit and the Company's Common Stock, and (iii) a retirement adjustment which will arise if the director terminates service on the Board prior to the crediting of all quarterly accruals scheduled to be made to his or her account.
In general, each quarterly accrual is designed to provide participating directors with a retirement annuity having a term equal to the lesser of ten years or the director's remaining life expectancy, and with the amount of each annual payment being equal to the product his or her Benefit Percentage, Vested Percentage, and 65% of average fees (100% of average fees for directors who have served 40 or more years on the Board). For Director Fritz, "quarterly accrual" means the quarterly financial expense to fund a liability, upon Mr. Fritz's termination of service, to provide Mr. Fritz with a 50% joint and survivor retirement annuity with a 15 year term with each annual payment equal to 100% of his average fees. A director's "Benefit Percentage" is based on his or her overall years of service on the Board of Directors of the Bank (whether before or after the plan's effective date and whether or not as an employee), and increases in increments of 5% from 25% for five years of service, to 100% for 20 or more years of service. A director's "Vested Percentage" is based on his or her full years of service as a director after January 1, 1995 (whether or not as an employee), and increases in increments of 25% per year, from 25% for one year of service after January 1, 1995, up to 100% for three or more full years of service after January 1, 1995.

     Distributions. The Bank will pay each director's benefits held in his or her bookkeeping account in ten substantially equal annual payments (15 with respect to Director Fritz), beginning on the first day of the second month following the director's termination of service. A director may, however, designate a beneficiary to receive a single lump sum distribution of the benefits. In the event that a director dies before collecting all of his or her retirement benefits, the Bank will distribute the benefits to the director's designated beneficiary.

     Accelerated Vesting. A director's Benefit Percentage will accelerate to 100% upon (i) his or her retirement from the Board at or after age 75 with 10 or more years of service on the Board, whether before or after the plan's effective date and whether or not as an employee, and the Vested Percentage will accelerate to 100% upon termination of service on the Board as a result of death or disability or upon the completion of 40 years of service. The Benefit Percentage and the Vested Percentage also will accelerate to 100% upon a "change in control" (as defined in the Directors' Plan). In addition, within five business days following a change in control, the Bank will contribute to the Directors' Plan trust an amount that is projected to be sufficient to enable the trust to pay all benefits that could become payable under the Directors' Plan. Although these provisions are included in the Directors' Plan primarily for the protection of participating directors in the event of a "change in control" of the Bank, they may also be regarded as having a takeover defensive effect, which may reduce the Bank's vulnerability to hostile takeover attempts and certain other transactions which have not been negotiated with and approved by the Board of Directors.

     Source of Benefits. Any benefits payable under the Directors' Plan will be paid solely from the Bank's general assets. The Bank has established a grantor trust in order to hold assets with which to pay benefits. Assets held in the trust will be subject to the claims of the Bank's general creditors.

     Nontransferability. Neither a director, nor his or her beneficiary, nor any other person or persons will have any right to commute, sell, assign, transfer, encumber, and pledge or otherwise convey the right to receive any retirement or death benefits payable under the Directors' Plan.

     Amendment and Termination. The Board of Directors may from time to time amend or terminate the Directors' Plan. However, no amendment or termination of the Directors' Plan will, without the written consent of any affected directors, alter or impair any rights or obligations under the Directors' Plan.

     Tax and Financial Effects of Awards. Directors will recognize taxable income as they collect their benefits, at which time the Bank will be entitled to a corresponding compensation expense deduction. Under current accounting standards, the Bank must recognize an annual compensation expense for benefits accruing under the Directors' Plan equal to the amount of benefits vesting under the Directors' Plan in that year. In fiscal 1995, the Bank recognized a $375,000 expense associated with adoption of the Directors' Plan, which included prior service cost as of December 31, 1995. Through the third quarter of fiscal 1996 an additional $69,000 in expense was recognized. Approximately $90,000 of this expense will be recovered during the last quarter of fiscal 1996 assuming stockholder approval of the Directors' Plan is received at the Meeting. This recovery results from an amendment to the Directors' Retirement Plan which reduced the benefits to be received thereunder. The future expense associated with the Directors' Plan is expected to decline substantially from fiscal 1995 and 1996 expense levels. (See "New Plan Benefits" below for information about the benefits that are estimated to accrue in fiscal 1996 upon stockholder approval of the Directors' Plan.)

     Recommendation and Vote Required. The Board of Directors has determined that the Directors' Plan is desirable and cost effective, and produces incentives which will benefit the Bank, the Company and its stockholders. The Board of Directors is seeking stockholder approval of the Directors' Plan in order to satisfy the requirements of the Federal Deposit Insurance Corporation.

     Approval of the Directors' Plan requires the favorable vote of the holders of a majority of the Common Stock of the Company present in person or by proxy and entitled to vote at the Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL
OF THE DIRECTORS' PLAN.


                           NEW PLAN BENEFITS

     The following table sets forth certain information regarding the benefits estimated to be received under the Directors' Plan for fiscal year ending December 31, 1996.


                                                         Number of
                                     Dollar Value (1)      Units
                                    ----------------     ---------
Carl H. Heimerdinger                  $ 61,184              N/A
  Chairman of the Board and former
  Chief Executive Officer of the Bank
John B. Bennet, Sr.                   $ 57,545              N/A
Robert H. Bockhorst                   $ 57,545              N/A
Raymond J. Brinkman                   $ 25,895              N/A
Roger M. Higley                       $ 57,545              N/A
Mary Ann Jacobs                       $ 57,545              N/A
James D. Kemp                         $ 57,545              N/A

All executive officers
 as a group                           $     --              N/A

All directors who are
  not executive officers, as a
  group (seven persons)               $374,804              N/A

All employees, including all current  $     --              N/A
  officers who are not executive
  officers, as a group (1 person)


_____________
(1) Amount determined based on the present value of expected benefits discounted at 5%.

                       OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Meeting. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.



                            MISCELLANEOUS

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

                      STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the proxy materials of the Company for the Annual Meeting of Stockholders for the year ending December 31, 1996, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 3002 Harrison Avenue, Cincinnati, Ohio 45211-5789 by no later than December 2, 1996. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.


                        BY ORDER OF THE BOARD OF DIRECTORS

                        /s/ Mary Ann Jacobs

                        Mary Ann Jacobs
                        Secretary
November 22, 1996
Cincinnati, Ohio


     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED
TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE.

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                                                     EXHIBIT A

            WESTWOOD HOMESTEAD SAVINGS BANK
         DIRECTORS' RETIREMENT PLAN, AS AMENDED

     The Board of Directors of Westwood Homestead Savings Bank has adopted this Directors' Retirement Plan, effective on January
1, 1995.

                                 ARTICLE I
                                Definitions
                        -----------

     The following words and phrases, when used in the Plan with an initial capital letter, shall have the meanings set forth below unless the context clearly indicates otherwise.

     "Account" shall mean a bookkeeping account maintained by the Bank in the name of each Participant.

     "Average Fees" means the average base annual fees that the Bank's non-Employee Directors received for service on the Board during the calendar year preceding the year in which a Participa-nt's service on the Board terminates.

     "Bank" shall mean Westwood Homestead Savings Bank.

     "Beneficiary" shall mean the person or persons whom a Participant may designate as the beneficiary of the Participant's Benefits under Article III. A Participant's election of a Beneficiary shall be made on the Election Form, shall be revocable by the Participant during his or her lifetime, and shall be effective only upon its delivery to and acceptance by the Board (which acceptance shall be presumed unless, within ten business days of receiving the Participant's election, the Board provides the Participant with a written notice detailing the reasons for its rejection).

     "Benefits" shall mean the Benefits accrued under Article II and payable under Article III hereof.

     "Benefit Percentage" shall be determined based on the number of the Participant's full years of service on the Board (whether before or after the Effective Date and whether or not as an Employee), and shall be determined according to the following schedule:

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      Full Years of Service
         as a Director                        Percentage
      ----------------------                  ----------

           Less than 5                             0%
                5                                 25%
               6-19                       5% per year increase
           20 or more                                 100%

     Notwithstanding the foregoing, a Participant's Benefit Percentage shall accelerate to 100% upon his or her retirement from the Board at or after age 75 with 10 or more years of service on the Board (whether before or after the Effective Date and whether or not as an Employee).

     "Board" shall mean the Board of Directors of the Bank.

     "Change in Control" shall mean any one of the following events:

     (a) When the Bank is in the "mutual" form of organization, a "Change in Control" shall be deemed to have occurred if:

          (i) as a result of, or in connection with, any exchange offer, merger or other business combination, sale of assets or contested election, any combination of the foregoing transactions, or any similar transaction, the persons who were non-employee directors of the Bank before such transaction cease to constitute a majority of the Board of the Bank or any successor to the Bank;

          (ii) the Bank transfers substantially all of its assets to another corporation which is not a wholly-owned subsidiary of the Bank;

          (iii) the Bank sells substantially all of the assets of a subsidiary or affiliate;

          (iv) any "person" including a "group", exclusive of the Board or any committee thereof, is or becomes the "beneficial owner", directly or indirectly, of proxies of the Bank representing twenty-five percent (25%) or more of the combined voting power of the Bank's members; or

          (v) the Bank is merged or consolidated with another corporation and, as a result of the merger or consolidation, less than seventy percent (70%) of the outstanding proxies relating to the surviving or resulting corporation are given, in the aggregate, by the former members of the Bank.

     (b) If the Bank shall be in the "stock" form of organization, a "Change in Control" shall be deemed to have occurred if:
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          (i)  as a result of, or in connection with, any initial
    public offering, tender offer or exchange offer, merger or other business combination, sale of assets or contested election, any combination of the foregoing transactions, or any similar transaction, the persons who were directors of the Bank before such transaction cease to constitute a majority of the Board of the Bank or any successor to the Bank;

          (ii) the Bank transfers substantially all of its assets to another corporation which is not a wholly-owned subsidiary of the Bank;

          (iii) the Bank sells substantially all of the assets of a subsidiary or affiliate;

          (iv) any "person" including a "group" is or becomes the "beneficial owner", directly or indirectly, of securities of the Bank representing twenty-five percent (25%) or more of the combined voting power of the Bank's outstanding securities (with the terms in quotation marks having the meaning set forth under the federal securities laws); or

          (v) the Bank is merged or consolidated with another corporation and, as a result of the merger or consolidation, less than seventy percent (70%) of the outstanding voting securities of the surviving or resulting corporation is owned in the aggregate by the former stockholders of the Bank.

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur solely by reason of a transaction in which the Bank converts to the stock form of organization. The decision of the Board as to whether a Change in Control has occurred shall be conclusive and binding.

     "Director" shall mean a member of the Board.

     "Effective Date" shall mean the date on which the Plan first becomes effective, as determined under Article XV hereof.

     "Election Form" shall mean the form attached hereto as Exhibit "A".

     "Employee" shall mean any person whom the Bank treats as an employee for federal payroll tax purposes.

     "Participant" means an individual who serves on the Board at some time on or after the Effective Date and who is not also an Employee on or after the Effective Date.

     "Plan" shall mean this Westwood Homestead Savings Bank
Directors' Retirement Plan.

     "Quarterly Accrual" shall mean with respect to each Participant, the quarterly financial expense, determined under generally accepted accounting principles, which the Bank would have incurred in order to fund a liability arising from the Bank's obligation, upon the Participant's
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termination of service on the Board, to provide the Participant with a retirement annuity with a term of the lesser of ten years or the Participant's remaining life expectancy, with the amount of each annual payment being equal to the product of his or her Benefit Percentage, his or her Vested Percentage, and 65% of Average Fees, provided that in the case of Directors who have served 40 or more years on the Board (whether before or after the Plan's Effective Date), said 65% shall be increased to 100%; provided further that, with respect to Director Fritz, "Quarterly accrual" shall mean the quarterly financial expense determined under generally accepted accounting principles, which the Bank would have incurred to fund a liability arising from the Bank's obligation, upon Mr. Fritz's termination of service on the Board, to provide Mr. Fritz with a 50% joint and survivor retirement annuity with a fifteen year term, with the amount of each annual payment being equal to his Benefit Percentage, his Vested Percentage and 100% of his Average Fees.

     "Retirement Adjustment" shall mean the present value of the Quarterly Accruals, if any, which are projected to occur after the date of a Participant's termination of service on the Board and which are attributable to the Participant's Vested Percentage, Benefit Percentage and the Average Fees, all determined as of the date of the Participant's termination of service on the Board. The Retirement Adjustment shall be determined by the Board with the Participant abstaining from consideration of the matter.

     "Trust Agreement" shall mean the agreement entered into pursuant to the terms hereof between the Bank and the Trustee, and "Trust" means the trust created thereunder.

     "Trustee" shall mean that person(s) or entity appointed by the Board pursuant to the Trust Agreement to hold legal title to the Plan assets for the purposes set forth herein.

     "Vested Percentage" shall be determined based on the number of the Participant's full years of service on the Board after the Effective Date (whether or not as an Employee), and shall be determined according to the following schedule:

      Post-Effective Date Years               Participant's
      of Service on the Board               Vested Percentage
      -------------------------             -----------------

            Less than 1                             25%
                1                                   50%
                2                                   75%
            3 or more                              100%

     Notwithstanding the foregoing, a Participant's Vested Percentage shall accelerate to 100% upon his or her termination of service on the Board as a result of his or her death or disability (as determined by the Board), or upon his or her completion of 40 or more years of service (whether before or after the Plan's Effective Date).
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                         ARTICLE II
                 Quarterly Credits to Accounts
                 -----------------------------

     The Bank shall establish and maintain an Account for each Participant. On the last business day of each calendar quarter, the Bank shall credit to each Participant's Account an amount equal to the sum of (i) the Quarterly Accrual attributable to the Participant, (ii) any appreciation or depreciation, determined according to the Participant's Election Form, on the balance of the Participant's Account during the particular calendar quarter, and (iii) the Retirement Adjustment, if any.

                           ARTICLE III
         Distributions From Accounts; Election Forms
         -------------------------------------------

     A Participant's Account shall be paid in ten (fifteen with respect to Director Fritz) substantially equal annual installments beginning on the first day of the second month following the Participant's termination of service on the Board, provided that a Participant may elect on his or her Election Form to have the designated Beneficiary receive, in lieu of installment payments, a single distribution of 100% of the Benefits to which the Participant is entitled hereunder.

     If a Participant dies before receiving all Benefits payable pursuant to this Article II, then such payment(s) shall be made to the Beneficiary designated by the Participant in the manner directed by the Participant's Election Form then in effect. If no Beneficiary has been designated, or if the designated Beneficiary has predeceased the Participant, then all Benefits payable in respect of the Participant shall be distributed in a lump sum to the Participant's estate by the first day of the second month following the Participant's Death. If a designated Beneficiary survives the Participant but then dies before all Benefits payable hereunder have been paid, then the aggregate Benefits then unpaid shall be paid over to the Beneficiary's estate, in a lump sum, on the first day of the second month following the date of the Participant's death.

     Elections made pursuant to executed Election Forms shall be revocable during the Participant's lifetime and a Participant may, by submitting an effective superseding Election Form at any time and from time to time, prospectively change the designated Beneficiary, the manner of payment to a Beneficiary, or the deemed future investment of his or her Account. An Election Form shall be effective only upon its delivery to and acceptance by the Board, which acceptance shall be presumed unless, within ten business days of receiving the Participant's election, the Board provides the Participant with a written notice detailing the reasons for its rejection.

                         ARTICLE IV
                     Source of Benefits
                     ------------------

     Benefits shall constitute an unfunded, unsecured promise by the Bank to provide such payments in the future, as and to the extent such Benefits become payable. Benefits shall be paid from the general assets of the Bank, and no person shall, by virtue of this Plan, have any interest
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in such assets (other than as an unsecured creditor of the Bank).
For any fiscal year during which a Trust, as described herein at
Article VII, is maintained, (i) the Trustee shall inform the Board annually prior to the commencement of each fiscal year as to the manner in which such trust assets shall be invested, and
(ii) the Board shall, as soon as practicable after the end of each fiscal year of the Bank, provide the Trustee with a schedule specifying the amounts payable to each Participant, and the time for making such payments.

                        ARTICLE V
                        Assignment
                        ----------

     Except as otherwise provided by this Plan, it is agreed that neither the Participant nor his or her Beneficiary nor any other person or persons shall have any right to commute, sell, assign, transfer, encumber and pledge or otherwise convey the right to receive any Benefits hereunder, which Benefits and the rights thereto are expressly declared to be nontransferable.

                         ARTICLE VI
                   No Retention of Services
                   ------------------------

     The Benefits payable under this Plan shall be independent of, and in addition to, any other compensation payable by the Bank to a Participant, whether in the form of fees, bonus, retirement income under employee benefit plans sponsored or maintained by the Bank, or otherwise. This Plan shall not be deemed to constitute a contract of employment between the Bank and any Participant.

                        ARTICLE VII
                     Rights of Directors
                     -------------------

     The rights of the Directors under this Plan and of their Beneficiaries shall be solely those of unsecured creditors of the Bank. In the event that the Bank shall establish an irrevocable Trust to be attached hereto, such assets of the Bank may be held by such Trust, subject to claims by general creditors of the Bank by appropriate judicial action as provided by such Trust.

                          ARTICLE VIII
          Automatic Cash-Out Upon a Change in Control
          -------------------------------------------

     The provisions of this Article shall supersede any provisions of this Plan to the contrary. In the event of a Change in Control while a Participant is serving on the Board, the Participant's Benefit Percentage and Vested Percentage shall become 100%. In addition, at any time no later than five business days following a Change in Control, the Bank shall establish the Trust (if it has not been previously established), and shall contribute an amount to the Trust that is projected to be sufficient to enable the Trust to pay all Benefits that could become payable.
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                         ARTICLE IX
                       Reorganization
                       --------------

     The Bank agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organiza-tion shall expressly assume the rights and obligations of the Bank herein set forth. The Bank further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this paragraph, without having made adequate provision for the fulfillment of its obligation hereunder.

                         ARTICLE X
                 Amendment and Termination
                 -------------------------

     The Board may amend or terminate the Plan at any time, provided that no such amendment or termination shall, without the written consent of an affected Participant, alter or impair any rights of the Participant under the Plan.

                          ARTICLE XI
                          State Law
                          ---------

     This Plan shall be construed and governed in all respects under and by the laws of the State of Ohio. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                        ARTICLE XII
                      Headings; Gender
                      ----------------

     Headings and subheadings in this Plan are inserted for convenience and reference only and constitute no part of this Plan. This Plan shall be construed, where required, so that the masculine gender includes the feminine.

                       ARTICLE XIII
                Interpretation of the Plan
                --------------------------

     The Board shall have sole and absolute discretion to administer, construe, and interpret the Plan, and the decisions of the Board shall be conclusive and binding on all affected parties (unless such decisions are arbitrary and capricious); provided that a Participant shall abstain from voting on any matter that directly affects the calculation of his or her Benefits or the particular terms of its payment (except that no abstention is required with respect to those issues that have an immediate and substantially equivalent effect on all Participants).
                       ARTICLE XIV
                        Legal Fees
                       -----------

     In the event any dispute shall arise between a Director and the Bank as to the terms or interpretation of this Plan, whether instituted by formal legal proceedings or otherwise, including any action taken by a Director to enforce the terms of this Plan or in defending against any action
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taken by the Bank, the Bank shall reimburse the Director for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Director shall return such amounts to the Bank if he fails to obtain a final judgment by a court of competent jurisdiction or obtain a settlement of such dispute, proceedings, or actions substantially in his or her favor. Such reimbursements to a Director shall be paid within 10 days of the Director furnishing to the Bank written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Director. Any such request for reimbursement by a Director shall be made no more frequently than at 30 day intervals.

                        ARTICLE XV
                      Effective Date
                      --------------

     The Plan shall become effective on January 1, 1995. Unless terminated earlier in accordance with Article XI, this Plan shall remain in effect during the term of service of the Participants and until all Benefits payable hereunder have been made.

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